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                                                                   EXHIBIT 10.10

Entered into this 1st day of April, 1996.

    Luke Stefanko and VDI hereby enter into an agreement whereby Luke Stefanko will borrow $1,200,000 one million two hundred thousand dollars secured by this note agreement and subject to the following terms:

   --      Amount        $1,200,000
   --      Term          5 years*
           Interest         6%
   --      Rate

* Or, if earlier, the date (A) VDI enters into an agreement to offer securities for sale to the public markets, or (B) the date VDI distributes previously taxed and unpaid distributions to its shareholders, in which case this loan shall become due and payable within 30 days thereafter.

    Luke Stefanko agrees that this loan is subject to all terms, conditions and covenants which have been previously imposed on VDI by its creditors.

                                               /s/ R. LUKE STEFANKO
                                                 R. Luke Stefanko